As filed with the Securities and Exchange Commission on October 10, 2008
Registration No.                      -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-8 REGISTRATION STATEMENT NO. 333-72959
FORM S-8 REGISTRATION STATEMENT NO. 333-103713
FORM S-8 REGISTRATION STATEMENT NO. 333-114127
FORM S-8 REGISTRATION STATEMENT NO. 333-150870
UNDER THE SECURITIES ACT OF 1933

ENERGYSOUTH, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	58-2358943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2828 Dauphin Street, Mobile, Alabama 36606
(251) 450-4774
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Stock Option Plan of EnergySouth, Inc.
2003 Stock Option Plan of EnergySouth, Inc.
Second Amended and Restated EnergySouth, Inc. Non-Employee Directors Deferred Fee Plan
2008 Incentive Plan of EnergySouth, Inc.

(Full titles of plan)

George S. Liparidis
President and Chief Executive Officer
EnergySouth, Inc.
2828 Dauphin Street
Mobile, Alabama 36606
(251) 450-4774

(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

M. Hill Jeffries	Barry M. Clarkson
Justin R. Howard	Latham & Watkins LLP
Alston & Bird LLP	12636 High Bluff Road
1201 West Peachtree Street	Suite 400
Atlanta, Georgia 30309	San Diego, California 92130
(404) 881-7000	(858) 523-5400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
     On October 1, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 25, 2008, by and among Sempra Energy (“Sempra”), EMS Holding Corp., a wholly owned indirect subsidiary of Sempra (“Merger Sub”), and EnergySouth, Inc. (“EnergySouth”), Merger Sub merged with and into EnergySouth, with EnergySouth surviving as a wholly owned indirect subsidiary of Sempra.
     This Post-Effective Amendment to the EnergySouth Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the (i) Amended and Restated Stock Option Plan of EnergySouth, Inc., (ii) 2003 Stock Option Plan of EnergySouth, Inc., (iii) Second Amended and Restated EnergySouth, Inc. Non-Employee Directors Deferred Fee Plan, or (iv) 2008 Incentive Plan of EnergySouth, Inc. and for which the Prior Registration Statements had remained in effect.
1.	Registration Statement No. 333-72959 filed February 25, 1999

2.	Registration Statement No. 333-103713 filed March 10, 2003

3.	Registration Statement No. 333-114127 filed April 1, 2004

4.	Registration Statement No. 333-150870 filed May 13, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on October 10, 2008.

ENERGYSOUTH, INC.
By:	/s/ Randall L. Clark
	Name:	Randall L. Clark
	Title:	Secretary